UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 12, 2009

INGLES MARKETS, INCORPORATED
(Exact name of registrant as specified in its charter)

North Carolina	0-14706	56-0846267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 6676, Asheville, NC	28816
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(828) 669-2941

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 12, 2009 (the “Closing Date”), Ingles Markets, Incorporated (the “Company”) completed its previously announced offering of its unsecured Senior Notes due 2017 (the “Notes”) in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).   The offering was increased to an aggregate principal amount of $575 million from a previously announced offering size of $500 million.  The Notes bear interest at 8 7/8% and were issued at a price of 96.548%.

On the Closing Date, in order to issue the Notes, the Company entered into an Indenture, dated as of the Closing Date (the “Indenture”), between the Company and U.S. Bank, National Association, as Trustee, and a Registration Rights Agreement, dated as of the Closing Date (the “Registration Rights Agreement”), among the Company and Banc of America Securities LLC, Wachovia Capital Markets, LLC and BB&T, a division of Scott & Stringfellow, LLC (collectively, the “Initial Purchasers”), each of whom purchased the Notes from the Company under the related purchase agreement by and among the parties.

Also on the Closing Date, the Company entered into a new Credit Agreement (the “Credit Agreement”), dated as of the Closing Date, among the Company and the lenders party thereto, Bank of America, as administrative agent, swing line lender and l/c issuer, Branch Banking and Trust Company, as syndication agent,  Wachovia Bank, National Association, as documentation agent, and Banc of America Securities LLC, Branch Banking and Trust Company and Wachovia Capital Markets, LLC, as joint lead arrangers and joint book managers.  Concurrently therewith, the Company repaid in full and terminated four other lines of credit.   The Credit Agreement provides for a unsecured revolving credit line of $175 million.

The Indenture, the Registration Rights Agreement and the Credit Agreement are described below. All capitalized terms used in such descriptions that are not otherwise defined therein have the meanings ascribed to them in the Indenture, the Registration Rights Agreement and the Credit Agreement, as applicable.

Indenture

Pursuant to the Indenture, the Company issued and sold $575 million aggregate principal amount of the Notes. The terms of the Indenture permit the issuance from time to time of additional Notes.  The material terms of the Indenture include, among others:

Ranking.  The Notes are senior unsecured debt of the Company and will rank equally in right of payment with the Company’s other existing and future senior debt and senior in right of payment to all of the Company’s existing and future subordinated debt.  The Notes are effectively subordinated to the Company’s existing and future secured debt to the extent of the value of the assets securing such debt and are structurally subordinated to all of the existing and future liabilities of each of the Company’s subsidiaries that do not guarantee the Notes.

Guarantors.  At issuance, the Notes are not guaranteed.  However, if any restricted subsidiary of the Company subsequently becomes a guarantor or obligor in respect of any other indebtedness of the Company or any other restricted subsidiary, each such restricted subsidiary shall also guarantee the Notes on a senior basis.

Final Maturity Date.  The Notes mature on May 15, 2017.

Interest Rate.  Interest on the Notes accrues at a rate of 8 7/8% per annum. Interest on the Notes is payable semiannually in arrears on May 15 and November 15 of each year, commencing on November 15, 2009.

Optional Redemption.  At any time prior to May 15, 2013,  the Company may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ notice at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date).

On or after May 15, 2013, the Company may redeem all or a portion of the Notes, on not less than 30 nor more than 60 days’ prior notice, in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning on the years indicated below:

Year	Redemption Price
2013	104.438%
2014	102.219%
2015 and thereafter	100.000%

In addition, at any time prior to May 15, 2012, the Company, at its option, may use the net proceeds of one or more Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 108.875% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date that is on or prior to the redemption date). At least 65% of the aggregate principal amount of Notes issued under the Indenture must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company must mail a notice of redemption no later than 30 days after the closing of the related Equity Offering and must complete such redemption within 60 days of the closing of the Equity Offering.

Repurchase upon Change of Control.  Upon the occurrence of a Change of Control (as defined in the Indenture), each holder of the Notes may require the Company to repurchase all or a portion of the Notes in cash at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

Other Covenants. The Indenture contains affirmative and negative covenants that, among other things, limit or restrict the Company’s ability (as well as those of the Company’s restricted subsidiaries) to: incur additional debt; prepay subordinated indebtedness;  pay dividends or make other distributions on, redeem or repurchase, capital stock; make investments and restricted payments; enter into transactions with affiliates; sell assets; create liens on assets to secure debt; or effect a consolidation or merger or sell all, or substantially all, of the Company’s assets, in each case, subject to certain qualifications and exceptions.

Events of Default. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest, including additional interest, on all the Notes to be due and payable.

The foregoing description of the Indenture and the Notes is not complete and is qualified in its entirety by reference to the Indenture and the Notes, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the Company has agreed with the Initial Purchasers, for the benefit of the holders of the Notes, to file a registration statement with respect to a registered offer to exchange the Notes for an issue of registered notes of the Company (the “Exchange Notes”) with terms identical to the Notes (except that the Exchange Notes will not be subject to restrictions on transfer or any annual interest rate increases as described below).

Promptly after the Securities and Exchange Commission (the “SEC”) declares the exchange offer registration statement effective, the Company will offer the Exchange Notes in return for surrender of the Notes. The exchange offer will remain open for at least 30 days after the date notice of the exchange offer is sent to holders. For each Note surrendered to the Company under the exchange offer, the holder will receive an Exchange Note of equal principal amount. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Notes or, if no interest has been paid on the Notes, from the issue date of the Notes (the “Issue Date”).

If applicable interpretations of the staff of the SEC do not permit the Company to effect the exchange offer, or under certain other circumstances, the Company will use its reasonable best efforts to cause to become effective a shelf registration statement relating to resales of the Notes and to keep that shelf registration statement effective until the earlier of (i) two years after the Issue Date and (ii) such time as all the Notes have been sold under the shelf registration statement. The Company will, in the event that a shelf registration is filed, provide to each holder copies of a prospectus, notify each holder when the shelf registration statement has become effective and take certain other actions as are required to permit resales of the Notes. A holder that sells its Notes pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act  in connection with those sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to a selling holder (including certain indemnification obligations).

If the (i) the Company does not file the exchange offer registration statement with the SEC on or before September 9, 2009, (ii) the exchange offer registration statement has not been declared effective by the SEC on or before December 8, 2009, (iii) the exchange offer is not consummated Company on or before January 17, 2010 or (iv), if applicable, a shelf registration statement covering resales of the Notes has not been declared effective or such shelf registration statement ceases to be effective at any time during the shelf registration period (subject to certain exceptions), then additional interest shall accrue on the principal amount of the Notes at a rate of 0.25% per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 1.0% per annum thereafter, until any such registration default has been cured. Any amounts of additional interest due will be payable in cash on the same interest payment dates as interest on the Notes is otherwise payable.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.3 and incorporated herein by reference.

Credit Agreement

The Credit Agreement consists of a senior unsecured three-year revolving credit facility in an aggregate principal amount of $175 million.

The material terms of the Credit Agreement include, among others:

Maturity.  The Credit Agreement is scheduled to mature, and the commitments thereunder will terminate, on May 12, 2012.

Interest Rate and Fees.  Each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each interest period at a rate per annum equal to the Eurodollar Rate for such interest period plus the Applicable Rate, as described below; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate, as described below; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate, as described below.   The Company will pay fees on letters of credit issued under the Credit Agreement at a rate equal to the Applicable Rate, as described below, times the daily amount available to be drawn under such letters of credits. The Applicable Rate will be the percentage per annum, based upon the Company’s Consolidated Leverage Ratio from time to time, described in the following chart that corresponds to one of two pricing levels.

Applicable Rate

Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate Loans Letters of Credit	Base Rate Loans
1	Less than 4.00 to 1.00	2.75%	1.75%
2	Greater than or equal to 4.00 to 1.00	3.00%	2.00%

The Company will pay certain fees with respect to the Credit Agreement, including (i) a quarterly commitment fee equal to 0.25% times the actual daily amount by which the aggregate commitments exceed the sum of (x) the outstanding amount of committed loans and (y) the outstanding amount of letter of credit obligations,  (ii)  fees specified in fee letters between any issuing lender and the Company and (iii) customary annual administration fees.

Mandatory Prepayments.  If at any time the Company’s outstanding borrowings under the Credit Agreement (including outstanding letters of credit and swing line loans) exceed the aggregate revolving commitments as in effect at such time, the Company will be required to prepay an amount equal to such excess.

When the aggregate amount of Excess Proceeds resulting from permitted Asset Sales exceed $20 million, the Company will be required apply 100% of such excess proceeds to prepay outstanding amounts under the Credit Agreement.  Such mandatory prepayments will permanently reduce the available commitments under the Credit Agreement.

Voluntary Reductions and Prepayments.  Subject to certain conditions and restrictions, the Credit Agreement allows the Company to voluntarily reduce the amount of the revolving commitments and to prepay the loans.

Covenants. The Credit Agreement contains affirmative and negative covenants that, among other things, limit or restrict the Company’s ability (as well as those of the Company’s restricted subsidiaries) to: create liens and encumbrances; incur debt; merge, dissolve, liquidate or consolidate; make acquisitions and investments; dispose of or transfer assets; pay dividends or make other distributions on, redeem or repurchase, capital stock; amend material documents; change the nature of the Company’s business; make certain payments of debt; and engage in certain transactions with affiliates, in each case, subject to certain qualifications and exceptions.

In addition, the Company is required to maintain (x) a Consolidated Fixed Charge Coverage ratio of not less than 1.20 to 1.00 as of the end of any fiscal quarter or any other date of determination as required under the Credit Agreement, (y) a Consolidated Leverage Ratio of not greater than 5.00 to 1.00 as of the end of any fiscal quarter or any other date of determination as required under the Credit Agreement and (z) Consolidated Net Worth at any time of not less than the sum of (i) $336,579.094 (ii) an amount equal to 50% of Consolidated Net Income earned in each full fiscal quarter ending after March 31, 2009 (with no deduction for a net loss in any such fiscal quarter) and (iii)  an amount equal to 50% of the aggregate increases in shareholders’ equity of the Company and its subsidiaries after May 12, 2009 by reason of the issuance and sale of equity interests of the Company or any subsidiary (other than issuances to the Company or a wholly-owned subsidiary), including upon any conversion of debt securities of the Company into such equity interests.

Events of Default.  The Credit Agreement contains customary events of default such as non-payment of obligations under the Credit Agreement, violation of affirmative and negative covenants, material inaccuracy of representations, cross defaults under other material debt, bankruptcy, ERISA and judgment defaults, invalidity of the credit documents (or the Company’s assertion of any such invalidity), change of control and the invalidity of the subordination provisions of subordinated debt documents.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)            Exhibits.

4.1	Indenture, dated as of May 12, 2009, between the Company and U.S. Bank, National Association, as Trustee

4.2	Form of 8 7/8% Senior Note due 2017 (included in Exhibit 4.1)

4.3	Registration Rights Agreement, dated May 12, 2009, among the Company and Banc of America Securities LLC, Wachovia Capital Markets, LLC and BB&T, a division of Scott & Stringfellow, LLC

10.1
Credit Agreement, dated as of May 12, 2009, among the Company and the lenders party thereto, , Bank of America, as administrative agent, swing line lender and l/c issuer, Branch Banking and Trust Company, as syndication agent,  Wachovia Bank, National Association, as documentation agent, and Banc of America Securities LLC, Branch Banking and Trust Company and Wachovia Capital Markets, LLC, as joint lead arrangers and joint book managers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGLES MARKETS, INCORPORATED
(Registrant)

Date: May 15, 2009
	By:	/s/ Ronald B. Freeman
Ronald B. Freeman
Chief Financial Officer

EXHIBIT INDEX

4.1	Indenture, dated as of May 12, 2009, between the Company and U.S. Bank, National Association, as Trustee

4.2	Form of 8 7/8% Senior Note due 2017 (included in Exhibit 4.1)

4.3	Registration Rights Agreement, dated May 12, 2009, among the Company and Banc of America Securities LLC, Wachovia Capital Markets, LLC and BB&T, a division of Scott & Stringfellow, LLC

10.1
Credit Agreement, dated as of May 12, 2009, among the Company and the lenders party thereto,  Bank of America, as administrative agent, swing line lender and l/c issuer, Branch Banking and Trust Company, as syndication agent,  Wachovia Bank, National Association, as documentation agent, and Banc of America Securities LLC, Branch Banking and Trust Company and Wachovia Capital Markets, LLC, as joint lead arrangers and joint book managers